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                                 EXHIBIT 23(D)

                         CONSENT OF ARTHUR ANDERSEN LLP
                             - WELLS CAPITAL, INC.
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports on the December 31, 1996 financial statements of Wells Capital, Inc., Wells Partners, L.P., and Wells Real Estate Fund XI, L.P. and to all references to our firm included in or made a part of this registration statement.



Atlanta, Georgia
September 17, 1997







/s/ Arthur Andersen